                                                                   EXHIBIT 99.m6

                     AMENDMENT NO. 4 TO MASTER DISTRIBUTION
                          AND SHAREHOLDER SERVICES PLAN
                                       OF
                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                    AMERICAN CENTURY INTERNATIONAL BOND FUND
                        AMERICAN CENTURY INVESTMENT TRUST
                    AMERICAN CENTURY TARGET MATURITIES TRUST

     THIS AMENDMENT NO. 4 TO MASTER  DISTRIBUTION AND SHAREHOLDER  SERVICES PLAN
is made as of the 1st day of May, 2004, by each of the above named  corporations
(the "Issuers").  Capitalized  terms not otherwise defined herein shall have the meaning  ascribed to them in the Master  Distribution  and Shareholder  Services
Plan.

                                    RECITALS

     WHEREAS,  the Issuers  (other than  American  Century  Quantitative  Equity
Funds, Inc., a Maryland  corporation  ("ACQEF,  Inc.")) are parties to a certain
Master  Distribution  and Individual  Shareholder  Services Plan dated August 1,
1997,  amended June 29, 1998, August 1, 2001,  December 3, 2001 and July 1, 2002
(the "Plan"); and

     WHEREAS, the parties desire to amend the Plan to add ACQEF, Inc. as a party thereto;

     NOW,  THEREFORE,  in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     2. After the date  hereof,  all  references  to the Plan shall be deemed to mean the Master  Distribution  and Shareholder  Services Plan, as amended by the amendment dated June 29, 1998,  Amendment No. 1, Amendment No. 2 , Amendment No.
3 and this Amendment No. 4.

     3. In the event of a conflict between the terms of this Amendment No. 4 and the Plan,  it is the  intention of the parties that the terms of this  Amendment
No. 4 shall  control and the Plan shall be  interpreted  on that  basis.  To the extent the provisions of the Plan have not been amended by this Amendment No. 4, the parties hereby confirm and ratify the Plan.

     4. This Amendment No. 4 may be executed in two or more  counterparts,  each of which shall be an original and all of which  together  shall  constitute  one instrument.

     IN WITNESS  WHEREOF,  the undersigned have executed this Amendment No. 4 as of the date first above written.

                              AMERICAN  CENTURY  GOVERNMENT  INCOME  TRUST
                              AMERICAN  CENTURY  INTERNATIONAL  BOND FUND
                              AMERICAN  CENTURY  INVESTMENT  TRUST
                              AMERICAN CENTURY TARGET  MATURITIES TRUST
                              AMERICAN CENTURY  QUANTITATIVE  EQUITY FUNDS, INC.

                              BY:  /s/ Charles C. S. Park
                                   -----------------------------------------
                                   Charles C. S. Park
                                   Vice President of each of the Issuers

                                   SCHEDULE A

                       Funds Offering Advisor Class Shares

--------------------------------------------------------------------------------
Issuer and Fund(s)                                          Date Plan Adopted
--------------------------------------------------------------------------------
AMERICAN CENTURY GOVERNMENT INCOME TRUST
>>  Ginnie Mae Fund (formerly GNMA Fund)                    August 1, 1997
>>  Government Bond Fund (formerly Long-Term
      Treasury Fund)                                        August 1, 1997
>>  Short-Term Government Fund                              August 1, 1997
>>  Inflation-Adjusted Bond Fund (formerly
      Inflation-Adjusted Treasury Fund)                     August 1, 1997

AMERICAN CENTURY INTERNATIONAL BOND FUNDS
>>  International Bond Fund                                 August 1, 1997

AMERICAN CENTURY INVESTMENT TRUST
>>  Prime Money Market Fund                                 April 1, 1998
>>  Diversified Bond Fund                                   August 1, 2001
>>  High-Yield Fund                                         July 1, 2002

AMERICAN CENTURY TARGET MATURITIES TRUST
>>  Target 2005 Fund                                        August 1, 1997
>>  Target 2010 Fund                                        August 1, 1997
>>  Target 2015 Fund                                        August 1, 1997
>>  Target 2020 Fund                                        August 1, 1997
>>  Target 2025 Fund                                        August 1, 1997
>>  Target 2030 Fund                                        December 18, 2000

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
>>  Equity Growth Fund                                       May 1, 2004
>>  Income & Growth Fund                                     May 1, 2004
>>  Global Gold Fund                                         May 1, 2004
>>  Small Company Fund                                       May 1, 2004
>>  Utilities Fund                                           May 1, 2004
--------------------------------------------------------------------------------

By:     /s/ Charles C. S. Park
        ------------------------------------
Name:   Charles C. S. Park
Title:  Vice President
Date:   May 1, 2004